UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2006 (November 6, 2006)

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into Material Definitive Agreement

On November 6, 2006, Core Laboratories N.V. and certain of its subsidiaries, amended its Third Amended and Restated Credit Agreement (henceforth referred to as the "Amended Credit Agreement") with various financial institutions which are or may become parties to the Amended Credit Agreement (collectively, the "Lenders"), Bank of America, N.A. as administrative agent for the Lenders and as a letter of credit issuing bank.

The Amended Credit Agreement primarily includes the following changes:

-	Incorporates the Exchangeable Senior Notes issued by the Company on November 6, 2006 into various sections of the Amended Credit Agreement,

-	Reduces the aggregate borrowing commitment under the existing credit facility from $125 million to $100 million,

-	Improves the Leverage Ratio covenant (consolidated net indebtedness to consolidated EBITDA) from a ratio of 2.25 to 1.0 to the following; (a) 3.00 to 1.00 during the period from the Third Amendment Effective Date through the fiscal quarter ending March 31, 2008; (b) 2.75 to 1.00 during the period from the fiscal quarter beginning on April 1, 2008 through the fiscal quarter ending September 30, 2009; and (c) 2.50 to 1.00 during the period from the fiscal quarter beginning on October 1, 2009 through the Facility Termination Date,

-	Improves the Coverage Ratio covenant (consolidated EBITDA to consolidated interest expense) to be not less than 3.0 to 1.0 from a previous ratio of 3.5 to 1.0 and

-	Provides for lower borrowing costs as defined in the Amended Credit Agreement.

In addition, the Amended Credit Agreement provides an option to increase the commitment under the credit facility to $150 million, if certain conditions are met. In July 2006, Core Laboratories N.V. had amended its Amended Credit Agreement to remove the Minimum Net Worth debt covenant ratio and also modify the Leverage Ratio covenant  (consolidated net indebtedness to consolidated EBITDA) to 2.25 to 1.0 (previously 2.5 to 1.0).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

10.1        Second Amendment to the Third Amended and Restated First Amendment to the Third Amended and Restated Credit Agreement

10.2         Third Amendment to the Third Amended and Restated First Amendment to the Third Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: November 7, 2006	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

10.1	Second Amendment to the Third Amended and Restated Credit Agreement

10.2	Third Amendment to the Third Amended and Restated Credit Agreement